Exhibit 99.1

GENESCO TO PRESENT AT C.L. KING’S

19th ANNUAL BEST IDEAS CONFERENCE

NASHVILLE, Tenn., Sept. 7, 2021 -- Genesco Inc. (NYSE: GCO) today announced that its management team will present at C.L. King’s 19th Annual Best Ideas Conference on Tuesday, September 14, 2021. A webcast of the virtual fireside chat presentation is scheduled to begin at 11:00 a.m. (Eastern time) and may be accessed through Genesco's investor relations page at www.genesco.com.

About Genesco Inc.

Genesco Inc., a Nashville-based specialty retail and branded company, sells footwear and accessories in more than 1,435 retail stores throughout the U.S., Canada, the United Kingdom and the Republic of Ireland, principally under the names Journeys, Journeys Kidz, Little Burgundy, Schuh, Schuh Kids, Johnston & Murphy, and on internet websites www.journeys.com, www.journeyskidz.com, www.journeys.ca, www.littleburgundyshoes.com, www.schuh.co.uk, www.johnstonmurphy.com, www.johnstonmurphy.ca, www.nashvilleshoewarehouse.com, and www.dockersshoes.com. In addition, Genesco sells footwear at wholesale under its Johnston & Murphy brand, the licensed Levi’s brand, the licensed Dockers brand, the licensed Bass brand, and other brands. Genesco is committed to progress in its diversity, equity and inclusion efforts, and the Company’s environmental, social and governance stewardship. For more information on Genesco and its operating divisions, please visit www.genesco.com.

Genesco Inc. Media Contact

Claire S. McCall

Director, Corporate Relations

(615) 367-8283

cmccall@genesco.com